UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 __________________________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 3, 2014
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GATX Corporation
(Exact name of registrant as specified in its charter)
 __________________________

New York	1-2328	36-1124040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
222 West Adams Street
Chicago, Illinois 60606-5314
(Address of principal executive offices, including zip code)
(312) 621-6200
(Registrant’s telephone number, including area code)
 __________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 3, 2014 (the “Effective Date”), GATX Corporation (the “Company”) entered into a long-term supply agreement (the “Agreement”) with Trinity Rail Group, LLC (“Trinity”), a subsidiary of Trinity Industries, Inc., to take effect upon the scheduled expiration of the current railcar supply agreement. Under the Agreement, the Company will purchase a total of 8,950 newly built railcars over a four-year period from March, 2016 through March, 2020. The Company will (i) take delivery of 150 tank cars per month between the months of August, 2016 and December, 2019, inclusive, and (ii) order 700 railcars during each 12-month period between March, 2016 and March, 2020, which may be comprised of a combination of tank cars and freight cars.

Except to the extent the parties otherwise agree, railcar pricing will be on an agreed upon or cost-plus basis subject to certain specified adjustments and surcharges throughout the term of the Agreement. In addition, in January, 2017, either party may initiate a review of the cost-plus basis pricing if it is not reflective of then-current market prices. If the parties cannot agree on revised cost-plus pricing (or otherwise agree that no changes are necessary), either party may, at its election, deliver to the other party a notice of its intent to terminate, and in such case, the Agreement will automatically terminate 30 days thereafter unless the non-terminating party agrees to a specified revised margin as set forth in the Agreement.

Unless earlier terminated, the Agreement will expire on the latter of March 13, 2020 or the date on which the last of the 8,950 railcars is delivered to the Company. In addition to the parties’ termination rights with respect to 2017 pricing review as set forth above, the Agreement also may be terminated after written notice: (a) by either party in the event the other party (i) fails to cure its non-performance of a material obligation, (ii) fails to pay any amount due and payable (other than disputed payments up to an agreed upon amount), (iii) files a petition in bankruptcy, is unable to pay debts, provides notice of a pending insolvency or suspension of operations, or makes a general assignment for the benefit of creditors, (iv) is unable to perform its obligations for more than 240 days as a result of an occurrence of a force majeure event, or (v) upon the occurrence of certain conditions following the merger, consolidation or change in control of such other party; or (b) by the Company, upon the occurrence of material non-performance with respect to the delivery or quality of railcars.

The Agreement will be filed as an Exhibit to our Annual Report on Form 10-K for the quarter ending December 31, 2014, and portions of the Agreement will be omitted pursuant to a request for confidential treatment. The foregoing summary of the Agreement is qualified in its entirety by reference to all of the terms of the Agreement.

Item 8.01. Other Events.

On November 3, 2014, the Company issued a press release announcing the entry into the Agreement described in Item 1.01 above. A copy of the press release is filed as Exhibit 99.1 hereto.

The information in this Item 8.01 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Press Release issued by the Company and dated November 3, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GATX CORPORATION
(Registrant)

/S/ Robert C. Lyons
Robert C. Lyons
Executive Vice President and Chief Financial Officer (Duly Authorized Officer)
November 3, 2014